Exhibit 10.1

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE (“Amendment”) is dated May 20th, 2025 (“Effective Date”), by and between TCI TT, LLC, a Delaware limited liability company (“Landlord”), and CVRx, Inc., a Delaware corporation (“Tenant”).

A.Landlord, as successor in interest to Duke Realty Limited Partnership, and Tenant are the current parties to that certain Lease dated October 13, 2008 (“Original Lease”), as amended by that certain First Lease Amendment dated November 30, 2010 (“First Amendment”), as further amended by that certain Second Lease Amendment dated October 22, 2012 (“Second Amendment”), as further amended by that certain Lease Amending Agreement No. 3 dated May 20, 2016 (“Third Amendment”), as further amended by that certain Lease Amending Agreement No. 4 dated May 18, 2020 (“Fourth Amendment”), as further amended by that certain Fifth Amendment to Lease dated April 21, 2023 (“Fifth Amendment”), and as further amended by that certain Sixth Amendment to Lease dated November 7, 2023 (“Sixth Amendment”) (the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment are hereinafter collectively referred to as the “Lease”), for the lease by Tenant of Suites 615 and 660 located at 9201 West Broadway, Brooklyn Park, Minnesota 55445, consisting of approximately 31,505 rentable square feet, as more particularly described in the Lease (“Current Premises”).
B.Landlord and Tenant desire to amend the Lease to provide for an expansion of the Current Premises, and to make certain other specific modifications to the Lease, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Capitalized Terms. All capitalized terms in this Amendment have the same meaning defined in the Lease, except where expressly defined to the contrary in this Amendment.
2.Confirmation. Tenant acknowledges and agrees that: (a) Tenant is in sole possession of the Current Premises demised under the Lease; (b) all work, improvements and furnishings required by Landlord under the Lease for the Current Premises have been completed and accepted by Tenant; (c) Tenant has no offset, claim, recoupment, or defense against the payment of rent or other sums and the performance of all obligations of Tenant under the Lease; (d) the Lease is binding on Tenant and is in full force and effect, and Tenant has no defenses to the enforcement of the Lease; (e) Tenant has not assigned the Lease, or sublet the Current Premises; and (f) Tenant is not in default of the Lease and Tenant acknowledges that Landlord is not in default of the Lease.
3.Expansion of Premises. Commencing on June 1, 2025 (“Expansion Date”), Landlord leases to Tenant and Tenant takes from Landlord the addition of approximately 3,678 rentable square feet of space, which is depicted in purple on Exhibit A attached hereto (“Expansion Premises”). If, for any reason, Landlord is unable to deliver possession of the Expansion Premises on the Expansion Date, Landlord shall not be liable for any damage caused thereby, nor shall this Amendment be void or voidable, but, rather, the Expansion Premises Term shall commence upon, and the Expansion Date shall be, the date that possession of the Expansion Premises is so tendered to Tenant. From and after the Expansion Date, the total leased space shall consist of both the Current Premises and the Expansion Premises, which totals approximately 35,183 rentable square feet. Commencing as of the Expansion Date, the Current Premises and the Expansion Premises shall be referred to as the “Premises” for all purposes under the Lease and this Amendment, subject to the terms hereof.

4.Term. The current term of the Lease for the Current Premises is set to expire on August 31, 2028. It is agreed and understood that the Term of the Lease for the Expansion Premises will commence on the Expansion Date, and run concurrently with the Term for the Current Premises, expiring on August 31, 2028 (“Expansion Premises Term”).
5.Monthly Rental Installments. Tenant shall continue to pay the Monthly Rental Installments for the Current Premises in accordance with the Lease. The Monthly Rental Installments for the Expansion Premises after the Expansion Date shall be paid in accordance with the Lease in the following amounts:
Time Period		S.F.	Rate (PSF)	Monthly Rental Installments
6/1/2025	–11/30/2025	3,678	$12.50	$3,831.25
12/1/2025	–11/30/2026	3,678	$13.00	$3,984.50
12/1/2026	–11/30/2027	3,678	$13.52	$4,143.88
12/1/2027	–8/31/2028	3,678	$14.06	$4,309.39

6.Condition of Premises. Tenant shall accept the Current Premises in its as-is condition as of the date of this Amendment and as of the date of the commencement of the Expansion Premises Term, and Landlord shall have no obligation to make or pay for any alterations, additions, improvements or renovations in or to the Current Premises to prepare the same for Tenant’s occupancy during the Expansion Premises Term. Tenant shall accept the Expansion Premises in its as-is condition as of the Expansion Date, and Landlord shall have no obligation to make or pay for any alterations, additions, improvements or renovations in or to the Expansion Premises to prepare the same for Tenant’s occupancy, except that Landlord shall construct a demising wall in the location depicted on Exhibit A and cause the construction of an opening between the Current Premises and Expansion Premises in a location to be mutually agreed upon by Landlord and Tenant. The improvements will be made by Landlord at Landlord’s sole cost and expense using materials as Landlord determines appropriate in its business judgment within a reasonable period of time after the mutual execution of this Amendment.
7.Tenant’s Proportionate Share. During such period that the definition of Premises includes both the Current Premises and Expansion Premises, Tenant’s Proportionate Share set forth in the Lease shall be adjusted to 48.25% (35,183/72,919).
8.Insurance. Prior to Tenant taking possession of the Expansion Premises, Tenant shall provide to Landlord evidence reasonably satisfactory to Landlord that Tenant’s insurance, as required in the Lease, shall be in effect and include the Expansion Premises as of the time of possession.

9.Real Estate Brokers. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant each represents and warrants to the other party that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesperson to act for it in connection with this Amendment, except for CBRE, on behalf of Landlord, and Tim Olsen of Carlson Partners, on behalf of Tenant, each of whom shall be paid a commission by Landlord pursuant to a separate written agreement. Landlord and Tenant each indemnify, defend, and hold the other party harmless from and against any and all claims by any other real estate broker or salesperson whom the indemnifying party authorized or employed, or acted by implication to authorize or employ, to act for the indemnifying party in connection with this Amendment.
10.Option Rights. All option rights, if any, contained in the Lease, including, without limitation, options to extend or renew the term of the Lease or to expand the Premises, are hereby deleted and are of no force and effect, except for the one (1) three-year Option set forth in Section 10 of the Fifth Amendment. For clarity, the Option contained in Section 10 of the Fifth Amendment extends to and includes the Expansion Premises.
11.Further Assurances. Landlord and Tenant each agree to execute any and all documents and agreements reasonably requested by the other party to further evidence or effectuate this Amendment.
12.Successors and Assigns. This Amendment is binding upon and inures to the benefit of the parties and their successors and assigns.
13.Reaffirmation. Except as modified herein, all other terms and conditions of the Lease remain in full force and effect, and nothing herein may be construed to relieve either Landlord or Tenant of any obligations as set forth therein.
14.Conflicts. In case of any conflict between any term or provision of this Amendment and the Lease, the term or provision of this Amendment will govern.
15.Counterparts. This Amendment may be executed in one or more counterparts, each of which is deemed an original, but all of which when taken together will constitute one agreement.
16.Signatures and Delivery. This Amendment or any other document contemplated herein, other than those to be recorded in the public records, may be electronically signed through DocuSign or a similar third-party electronic signature provider, which electronic signature technology identifies and authenticates the signer and the signer’s intent to sign. Alternatively, a copy of the signature page to this Amendment or any other document contemplated herein bearing a handwritten signature may be delivered by facsimile transmission or by email in Portable Document Format and the parties agree that such delivery will have the same binding effect as delivery of the physical document bearing the handwritten signature. Landlord and Tenant intend to be bound by said forms of signatures and methods of delivery, are aware that the other party will rely on said form of signatures and methods of delivery, and hereby waive any defenses to the enforcement of the terms of this Amendment or any related document based on said form of signature and method of delivery. In the event any hand-signed documents are delivered by facsimile or email, the hand-signed originals must also be promptly exchanged by the parties, but the failure to subsequently deliver those originals will not affect the enforceability of the document delivered by facsimile or email.

17.Construction. This Amendment shall be construed under the laws of the State in which the Premises is located. Whenever possible, each provision of this Amendment shall be interpreted in a manner that would render it effective and valid under applicable law. If any provision of this Amendment is determined to be invalid or unenforceable, that provision will be ineffective only to the extent of the prohibition or invalidity without invalidating or otherwise affecting the remaining provisions of this Amendment. All captions, headings, titles, and numerical references are for convenience only and shall have no effect on the interpretation of this Amendment.
18.Corporate Authority. Landlord and Tenant represent and warrant to the other that each has the power and authority to enter into this Amendment and that the person duly executing this Amendment on behalf of each party has the requisite power and authority to do so.
19.Entire Agreement. The Lease, this Amendment, and any exhibits attached hereto, constitute the entire understanding of the parties with respect to this transaction, and supersede all prior agreements and understandings between the parties with respect to the subject matter. No representations, warranties, undertakings or promises, whether oral, implied, written, or otherwise, have been made by any party to any other party unless expressly stated in the above-referenced documents, or unless mutually agreed to in writing between the parties after the date hereof, and neither party has relied upon any verbal representations, agreements, or understandings not expressly set forth herein.
20.Effectiveness. The parties agree that the submission of a draft or copy of this Amendment for review or signature by a party is not intended, nor will it constitute or be deemed, by either party to be an offer to enter into a legally binding agreement with respect to the subject matter hereof and may not be relied on for any legal or equitable rights or obligations. Any draft or document submitted by Landlord or its agents to Tenant will not constitute a reservation of or option or offer in favor of Tenant. The parties will be legally bound with respect to the subject matter hereof pursuant to the terms of this Amendment only if, as and when all the parties have executed and delivered this Amendment to each other. Before the complete execution and delivery of this Amendment by all parties, each party will be free to negotiate the form and terms of this Amendment in a manner acceptable to that party in its sole and absolute discretion. The parties acknowledge and agree that the execution and delivery by one party before the execution and delivery of this Amendment by the other party will be of no force and effect and will in no way prejudice the party that executed this Amendment or the party that has not executed this Amendment.

[Signature Page Follows]

IN AGREEMENT, the parties have executed this Amendment as of the day and year first written above.

LANDLORD:

TCI TT, LLC,

a Delaware limited liability company

By:	/s/ Michael Moriarty
Name:	Michael Moriarty
Title	Vice President

TENANT:

CVRx, Inc.,

a Delaware corporation

By:	/s/ Jared Oasheim
Name:	Jared Oasheim
Title	Chief Financial Officer

EXHIBIT A

Depiction of Premises

31,505 SF
Current Premises
Expansion Premises
REMOVE WALL FOR EXPANSION
3,478 SF
NEW DEMISING WALL

1 | Suite 660 - 615 Exhibit

2 | Site Plan - Exhibit

Capital Partners Crosstown North Business Center VI
9201 W Broadway Ave, Brooklyn Park, MN 55445
Exhibit | 01
03.08.2025 | 225082A
TMA